UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 22, 2020

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Pkway. East, Suite 200 Sarasota, Florida	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 22, 2020, Roper Technologies, Inc. (the “Company”) consummated the issuance and sale of $600,000,000 aggregate principal amount of its 2.000% Senior Notes due 2030 (the “Notes”) pursuant to an Underwriting Agreement, dated June 8, 2020, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereto. The Notes have been issued pursuant to an Indenture, dated as of November 26, 2018, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Notes have been offered pursuant to the Company’s Registration Statement on Form S-3ASR, dated November 26, 2018 (Registration No. 333-228532), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement, dated June 8, 2020, and a final prospectus supplement, dated June 8, 2020.

The material terms and conditions of the Notes are set forth in the Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated herein by reference and in the Indenture filed as Exhibit 4.1 to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Officer’s Certificate setting forth the terms of the Notes (with form of Notes attached).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ Robert C. Crisci	Date: June 22, 2020
Robert C. Crisci,
Executive Vice President and Chief Financial Officer